FIRST ADDENDUM TO
                              EMPLOYMENT AGREEMENT

         This Addendum is to the Agreement ("Agreement") made and dated as of December 12, 1996 ("Effective Date"), by and between Starcraft Corporation, an Indiana Corporation ("Employer"), and Kelly L. Rose, a resident of Elkhart County, Indiana ("Employee").

                                   WITNESSETH

         WHEREAS, Employee is employed by Employer as its Chairman of the Board and Chief Executive Officer, for itself and each of its subsidiaries ("Job Responsibilities") and Employee has made valuable contributions to the strategic planning, business operations, and financial strength of Employer;

         WHEREAS, Employer desires to encourage Employee to continue to make valuable contributions to Employer's business operations and not to seek or accept employment elsewhere; and

         WHEREAS, Employer desires to provide fair and reasonable benefits to Employee from time to time on the terms and conditions set forth in the Agreement as amended from time to time.

         NOW THEREFORE, in consideration of these premises, the mutual covenants and undertakings herein contained, and the continued employment of Employee to perform Job Responsibilities for Employer, Employer and Employee agree to hereby amend the Agreement, each intending to be legally bound, as follows:

         1. Subsection 6 of the Agreement is hereby amended by adding the following to subsection 6, which in all other respects remains in full force and effect except as amended hereby:

         So long as Employee is employed by Employer pursuant to this Agreement, Employee shall be entitled to personal tax preparation services, an annual physical examination, personal umbrella insurance coverage in an amount not less than Ten Million Dollars ($10,000,00.00), and Employer shall pay and continue to pay the fees, expenses, and premiums for each of the foregoing.

         2. Subsection 4 of the Agreement is hereby amended by adding the following to subsection 4, which in all other respects remains in full force and effect except as amended hereby:

         Employer shall review Employee's Base Compensation on an annual basis with the intention that such review of the Base Compensation and the Executive Bonus Plan, subject to the discretion, responsibilities and polices of the Employer's Compensation Committee, shall cause the annual Base Compensation and Bonus to increase from year-to-year.

         3. Subsection 8 of the Agreement is hereby amended by adding the following to subsection 8, which in all other respects remains in full force and effect:

         (E) In the event Employee's employment with Employer shall terminate in the event of Employee's death, pursuant to subsection 7(D), compensation provided for herein (including Base Compensation) shall continue to be paid as provided in subsection 7(C), and from and after the date of Employee's death the spouse of Employee shall be entitled to continue to receive from Employer the Employee's Base Compensation at the rates in effect at the time of termination for five (5) additional twelve (12) month periods. In addition, during such periods, Employer will maintain in full force and effect for the continued benefit of the spouse of Employee each Benefit Plan in which the spouse of Employee was entitled to participate immediately prior to the date of death of Employee, unless an essentially equivalent and no less favorable benefit is provided by a subsequent employer of the spouse of Employee. If the terms of any Benefit Plan, or applicable laws, do not permit continued participation by the spouse of Employee, Employer will arrange to provide to spouse of Employee a benefit substantially similar to, and no less favorable than, the benefit the spouse of Employee was entitled to receive under such Benefit Plans at the date of death of Employee. Employer reserves the right to cause the payments provided for herein to be funded and paid in whole or in part from life insurance, annuities, or other such similar devices, in its sole discretion.

         (F) In the event Employee's employment with Employer shall terminate in the event of Employee's disability pursuant to subsection 7(D), compensation provided for herein (including Base Compensation) shall continue to be paid as provided in subsection 7(C), and from and after the date of Employee's disability and during the continuance or recurrence thereof, Employee shall be entitled to continue to receive from Employer the Employee's Base Compensation at the rates in effect at the time of termination for five (5) additional twelve (12) month periods. In addition, during such periods, Employer will maintain in full force and effect for the continued benefit of Employee each Benefit Plan in which Employee was entitled to participate immediately prior to the date of disability of Employee, unless an essentially equivalent and no less favorable benefit is provided by a subsequent employer of Employee. If the terms of any Benefit Plan, or applicable laws, do not permit continued participation by Employee, Employer will arrange to provide Employee a benefit substantially similar to, and no less favorable than, the benefit Employee was entitled to receive under such Benefit Plans at the date of disability of Employee. Employer reserves the right to cause the payments provided for herein to be funded and paid in whole or in part from life insurance, annuities, or other such similar devices, in its sole discretion.

         4. Except as expressly modified by these amendments to the Agreement herein provided, the Agreement remains in full force and effect.

         IN WITNESS WHEREOF, the parties have caused this Addendum to the Agreement to be executed and delivered this 31st day of December, 1997, as of the Effective Date.

"EMPLOYEE"                                      "EMPLOYER"

                                                STARCRAFT CORPORATION

                                                By:  /s/ Michael H. Schoeffler
---------------------------                          ---------------------------
Kelly L. Rose                                        Michael H. Schoeffler

                                                Its: President
                                                     --------------------------